STEVENSON & COMPANY CPAS LLC

10101 Flair Court

A PCAOB Registered Accounting Firm

Tampa, Fl. 33615

{813)361-5741

EXHIBIT 16.1

July 20, 2017

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements  included  in the Form 8-K  dated July 20,  2017, of PC Mobile  Media  Corp.

to  be  filed  with  the  Securities  and  Exchange  Commission  and  are  in  agreement  with  the  statements contained in Item 4.01 firm insofar as they relate to our audit for  September 30, 2016, and any subsequent interim periods through the date of change in auditor decision by the Board of Directors.

Very truly yours,

/s/ Stevenson & Company CPAS LLC

Stevenson & Company CPAS LLC

Tampa,  Florida